Exhibit 99.1
AMB PROPERTY CORPORATION® ANNOUNCES THIRD QUARTER 2009 RESULTS
SAN FRANCISCO, October 21, 2009 — AMB Property Corporation® (NYSE: AMB), a leading owner, operator and developer of industrial real estate, today reported results for the third quarter 2009. Funds from operations per fully diluted share and unit (“FFOPS”) was $0.71 for the third quarter of 2009, as compared to $0.69 for the same quarter in 2008, driven primarily by increased development gains and lower general and administrative expenses.
Net income available to common stockholders per fully diluted share (“EPS”) for the third quarter of 2009 was $0.43, as compared to $0.24 for the same quarter in 2008.
Owned and Managed Portfolio Operating Results
AMB’s operating portfolio was 91.0 percent occupied at September 30, 2009, up 50 basis points from June 30, 2009. Average occupancy during the quarter was 90.4 percent, compared to 95.3 percent for the same period in 2008. Cash basis same store net operating income (“SS NOI”), without the effects of lease termination fees, decreased 7.0 percent in the third quarter from the comparable period, driven primarily by a combination of lower than average same store occupancies and rent changes on rollovers. For the trailing four quarters ended September 30, 2009, average rent change on renewals and rollovers in AMB’s operating portfolio decreased 3.9 percent.
Leasing Activity
During the third quarter of 2009, the company commenced leases of approximately 9.9 million square feet (915,300 square meters) in its global operating portfolio. In its development pipeline, the company leased more than 935,000 square feet (approximately 86,900 square meters).
Disposition Activities
As of September 30, 2009, the company has completed property dispositions and contributions of $670 million, with a stabilized capitalization rate of 6.7 percent.
During the third quarter, the company completed dispositions totaling $209 million, with gains of approximately $60 million and a 6.2 percent capitalization rate, consisting of the following:
•	The sale of three development and value-added conversion properties in the Americas for an aggregate price of $145 million and an average margin of 46.9 percent;

•	The sale of four properties from its U.S. operating portfolio for an aggregate sales price of $32 million; and
Pier 1, Bay 1   San Francisco, California 94111   United States   Main + 1 415 394 9000   Fax + 1 415 394 9001

•	The transfer of two assets to AMB Alliance Fund III in exchange for additional units equal to the fair value of the assets, for an aggregate price of $33 million, increasing its ownership interest in the fund to 22.7 percent from 19.3 percent.
“We have addressed two of the company’s main priorities: strengthening our balance sheet and reducing our cost structure. The improvements and progress we have made in our business, over the last nine months, have allowed us to successfully navigate the downturn,” said Hamid R. Moghadam, chairman & CEO. “We are now working on a number of initiatives to take advantage of opportunities as the global economy rebounds.”
Financing Activities
For the nine months ending September 30, 2009, AMB has completed approximately $1.1 billion of debt repayments, repurchases and extensions, with approximately $122 million during the third quarter.
As of September 30, 2009, the company’s share of total debt to share of total assets was 43 percent, which includes its share of joint venture debt. The company’s liquidity was approximately $1.3 billion, consisting of $1.1 billion of availability on its lines of credit and approximately $201 million of cash.
Subsequent to quarter end and as previously announced, AMB refinanced its $325 million senior unsecured term loan facility, which was set to mature in September 2010, upsizing it to a $345 million facility, maturing October 2012. The facility now includes Euro and Yen tranches and carries a current interest rate of 275 basis points over the applicable LIBOR index.
“The lending environment has improved for stronger and more liquid borrowers, which has been an advantage to us given our solid balance sheet, liquidity position and lender relationships,” said Thomas S. Olinger, AMB’s chief financial officer. “We remain very well-positioned to address our financial obligations well in advance of their contractual maturities.”
Investment Activity
AMB’s global development pipeline at quarter end, which included investments held through unconsolidated joint ventures, totaled more than 6.8 million square feet (635,900 square meters) scheduled for delivery through 2010, with an estimated total investment cost of $547 million. As of September 30, 2009, the company’s share of the projected remaining cash to fund the completion of its development pipeline was reduced to $54 million.
FFO Guidance
The company narrowed and increased its previous full-year 2009 FFO guidance to $1.45 to $1.46 per share, without recognition of gains from development activities, non-cash impairment charges or restructuring charges. The full-year EPS guidance is a loss of $0.29 to $0.30 per share. The company will provide details of its outlook for 2010 guidance during its third quarter earnings conference call.

Supplemental Earnings Measures
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFO, FFOPS and FFO, excluding impairment charges and restructuring charges (the “FFO Measures”) are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures when assessing the company’s financial performance and the FFO Measures’ limitations as a measurement tool. Reconciliation from net income available to common stockholders to the FFO Measures are provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
AMB defines net operating income (“NOI”) as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers cash-basis same store net operating income (“SS NOI”) to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. A reconciliation from net income to SS NOI is provided below (dollars in thousands) and published in AMB’s quarterly supplemental analyst package, available on AMB’s website at www.amb.com.

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$76,464	$34,737	$(17,858)	$192,502
Private capital income	(7,886)	(9,502)	(27,376)	(60,838)
Depreciation and amortization	47,166	45,799	128,133	126,001
Real estate impairment losses	—	—	174,410	—
General and administrative and fund costs	27,396	34,725	84,660	104,242
Restructuring charges	—	—	3,824	—
Total other income and expenses	22,486	3,055	50,402	(11,602)
Total discontinued operations	(62,598)	(3,028)	(91,781)	(11,097)

NOI	103,028	105,786	304,414	339,208
Less non same-store NOI	(20,876)	(18,712)	(53,305)	(78,851)
Less non cash adjustments(1)	(43)	(374)	855	(2,161)

Cash-basis same-store NOI	$82,109	$86,700	$251,964	$258,196

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it currently intends to hold for the long-term.
Conference Call Information
The company will host a conference call to discuss third quarter 2009 results on Wednesday, October 21, 2009 at 10:00 AM PDT / 1:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 32466317. A webcast can be accessed through the company’s website at www.amb.com in the Investor Relations section.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available through the company’s website at www.amb.com in the Investor Relations section after 3:00 PM EDT / 12:00 PM PDT on Wednesday, October 21, 2009 until 8:00 PM EST / 5:00 PM PST on Friday, November 20, 2009 at 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries), with the reservation code 32466317.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2009, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.1 million square feet (14.5 million square meters) in 47 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution®

facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements such as those related to our development projects (including completion, timing of stabilization and delivery, our share of remaining funding required, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), our ability to address our future capital commitments, our ability to meet our forecasts (including our FFO, EPS and operating guidance) and business goals, and our ability to complete current initiatives and take advantage of opportunities, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on expected terms, decreases in real estate values and impairment losses, our failure to obtain, renew or extend financing or re-financing, risks related to debt and equity security financings (including dilution risk), our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, failure to maintain our current credit agency ratings or comply with our debt covenants, international currency and hedging risks, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, a downturn in the U.S., California or global economy, increased interest rates and operating costs or greater than expected capital expenditures, risks related to suspending, reducing or changing our dividends, our failure to contribute properties to our co-investment ventures, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, environmental uncertainties, risks related to natural disasters, changes in real estate and zoning laws, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.
AMB CONTACTS

Tracy A. Ward	Rachel E. M. Bennett
Vice President, IR & Corporate Communications	Director, Media & Public Relations
Direct +1 415 733 9565	Direct +1 415 733 9532
Email tward@amb.com	Email rbennett@amb.com

CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share data)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Rental revenues(1)	$149,649	$148,975	$443,852	$474,440
Private capital revenues	7,886	9,502	27,376	60,838

Total revenues	157,535	158,477	471,228	535,278

Costs and expenses
Property operating costs(1)	(46,621)	(43,189)	(139,438)	(135,232)
Depreciation and amortization	(47,166)	(45,799)	(128,133)	(126,001)
General and administrative	(27,156)	(34,413)	(83,836)	(103,323)
Restructuring charges	—	—	(3,824)	—
Fund costs	(240)	(312)	(824)	(919)
Real estate impairment losses	—	—	(174,410)	—
Other expenses(2)	(3,049)	1,088	(8,070)	1,926

Total costs and expenses	(124,232)	(122,625)	(538,535)	(363,549)

Other income and expenses
Development profits, net of taxes	1,220	28,026	34,506	76,248
Gains from sale or contribution of real estate interests, net	—	—	—	19,967
Equity in earnings of unconsolidated joint ventures, net	3,257	5,372	7,507	14,359
Other income (expenses) (2)	4,941	(4,238)	6,498	(63)
Interest expense, including amortization	(28,855)	(33,303)	(90,843)	(100,835)

Total other income and expenses, net	(19,437)	(4,143)	(42,332)	9,676

Income (loss) from continuing operations	13,866	31,709	(109,639)	181,405

Discontinued operations
Income attributable to discontinued operations	1,162	3,040	1,641	8,232
Development gains, net of taxes	53,002	—	53,002	—
Gains from sale of real estate interests, net of taxes	8,434	(12)	37,138	2,865

Total discontinued operations	62,598	3,028	91,781	11,097

Net income (loss)	76,464	34,737	(17,858)	192,502
Noncontrolling interests’ share of net income
Joint venture partners’ share of net income	(6,058)	(4,194)	(8,829)	(29,881)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(1,388)	(1,090)	(2,445)	(7,204)
Preferred unitholders	(1,431)	(1,431)	(4,295)	(4,295)
Limited partnership unitholders	(447)	129	3,543	(3,020)

Total noncontrolling interests’ share of net income	(9,324)	(6,586)	(12,026)	(44,400)

Net income (loss) attributable to AMB Property Corporation	67,140	28,151	(29,884)	148,102
Preferred stock dividends	(3,952)	(3,952)	(11,856)	(11,856)
Allocation to participating securities(3)	(398)	(471)	(773)	(1,412)

Net income (loss) available to common stockholders	$62,790	$23,728	$(42,513)	$134,834

Net income (loss) per common share (diluted)	$0.43	$0.24	$(0.33)	$1.36

Weighted average common shares (diluted)	145,659	98,832	129,860	99,268

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the nine months ended September 30, 2008 would have been $435,053, and pro forma operating expenses for the nine months ended September 30, 2008 would have been $125,195, if AMB Partners II had been deconsolidated as of January 1, 2008.

(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and nine months ended September 30, 2009 of $2,675 and $6,854, respectively.

(3)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and nine months ended September 30, 2009, there were 920 unvested restricted shares outstanding. For the three and nine months ended September 30, 2008, there were 905 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss) available to common stockholders	$62,790	$23,728	$(42,513)	$134,834
Gains from sale or contribution of real estate interests, net of taxes	(8,434)	12	(37,138)	(22,832)
Depreciation and amortization
Total depreciation and amortization	47,166	45,799	128,133	126,001
Discontinued operations’ depreciation	69	1,190	1,877	3,553
Non-real estate depreciation	(1,927)	(1,997)	(6,017)	(5,786)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income)	6,058	4,194	8,829	29,881
Limited partnership unitholders’ noncontrolling interests (Net income (loss))	447	(129)	(3,543)	3,020
Limited partnership unitholders’ noncontrolling interests (Development profits)	1,388	1,090	2,445	2,795
FFO attributable to noncontrolling interests	(8,587)	(8,819)	(19,450)	(41,812)
Adjustments to derive FFO from unconsolidated joint ventures AMB’s share of net income	(3,257)	(5,372)	(7,507)	(14,359)
AMB’s share of FFO	11,079	11,589	30,389	32,727
Allocation to participating securities(2)	(271)	(173)	—	(886)

Funds from operations	$106,521	$71,112	$55,505	$247,136

FFO per common share and unit (diluted)	$0.71	$0.69	$0.42	$2.39

Weighted average common shares and units (diluted)	149,088	102,802	133,351	103,241

Adjustments for impairment and restructuring charges
Real estate impairment losses	$—	$—	$174,410	$—
Discontinued operations’ real estate impairment losses	—	—	7,443	—
AMB’s share of real estate impairment losses from unconsolidated joint ventures	—	—	4,611	—
Joint venture partners’ noncontrolling interest share of real estate impairment losses	—	—	(4,876)	—

AMB’s share of total impairment charges(1)	—	—	181,588	—
Restructuring charges(1)	—	—	3,824	—
Allocation to participating securities(2)	—	—	(928)	—

Funds from operations, excluding impairment and restructuring charges	$106,521	$71,112	$239,989	$247,136

FFO, excluding impairment and restructuring charges per common share and unit (diluted)	$0.71	$0.69	$1.80	$2.39

Weighted average common shares and units (diluted)	149,088	102,802	133,351	103,241

(1)	Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, excluding impairment and restructuring charges (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment and restructuring charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes gains from development should be included in FFO to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment and restructuring charges. AMB calculates FFO, excluding impairment and restructuring charges, as FFO less impairment and restructuring charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies.

Management believes FFO, excluding impairment and restructuring charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment and restructuring charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income available to common stockholders.
The following table reconciles projected FFO from projected net income available to common stockholders for the year ended December 31, 2009:

	2009
	Low	High
Projected net (loss) income available to common stockholders	$(0.30)	$(0.29)
AMB’s share of projected depreciation and amortization	1.30	1.30
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.23)	(0.23)
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations (FFO)	$0.74	$0.75

AMB’s share of non-cash impairment charges	1.32	1.32
Restructuring charges	0.03	0.03
AMB’s share of development gains recognized to date	(0.64)	(0.64)

Projected FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains(3)	$1.45	$1.46

Amounts are expressed per share, except FFO and FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains, which is expressed per share and unit.

(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and nine months ended September 30, 2009, there were 920 unvested restricted shares. For the three and nine months ended September 30, 2008, there were 905 unvested restricted shares.

(3)	As development gains are difficult to predict in the current economic environment, management believes Projected FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30,	December 31,
	2009	2008
Assets
Investments in real estate
Total investments in properties	$6,584,837	$6,603,856
Accumulated depreciation and amortization	(1,062,681)	(970,737)

Net investments in properties	5,522,156	5,633,119
Investments in unconsolidated joint ventures	459,612	431,322
Properties held for sale or contribution, net	348,349	609,023

Net investments in real estate	6,330,117	6,673,464
Cash and cash equivalents and restricted cash	200,696	251,231
Accounts receivable, net	135,164	160,528
Other assets	207,289	216,425

Total assets	$6,873,266	$7,301,648

Liabilities and equity
Liabilities
Secured debt	$1,398,212	$1,522,571
Unsecured senior debt	871,379	1,153,926
Unsecured credit facilities	510,951	920,850
Other debt	391,459	392,838
Accounts payable and other liabilities	351,085	345,259

Total liabilities	3,523,086	4,335,444
Equity
Stockholders’ equity
Common equity	2,701,631	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,925,043	2,515,107
Noncontrolling interests
Joint venture partners	285,108	293,367
Preferred unitholders	77,561	77,561
Limited partnership unitholders	62,468	80,169

Total noncontrolling interests	425,137	451,097

Total equity	3,350,180	2,966,204

Total liabilities and equity	$6,873,266	$7,301,648